UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Current Report on Form 8-K/A is being filed to disclose certain changes in the facts underlying the conclusion regarding non-reliance on previously issued financial statements and a related audit committee report originally disclosed in a Current Report on Form 8-K filed on December 23, 2004.

On June 28, 2006, BakBone Software Incorporated (the “Company”) and its management announced the commencement of an internal review of a number of sales transactions in different geographical regions that had product return or exchange rights that were not considered under the Company’s historical accounting policies to determine whether they were treated properly under the Company’s accounting policies. The Company is also reviewing its accounting practices and oversight to ensure compliance with the Company’s accounting policies. The findings of this review may have an impact on the financial statements of the Company that are the subject of the original Report on Form 8-K filed pursuant to Item 4.02 of Form 8-K on December 23, 2004.

The Company issued a press release regarding the above matter on June 28, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release of BakBone Software Incorporated dated June 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

June 30, 2006	By:	/s/ James R. Johnson
James R. Johnson
Chief Executive Officer